SECOND CONSENT AND AGREEMENT

                         OF HOLDERS OF SERIES B NOTES

                             OF DENAMERICA CORP.

                         Dated as of March ___, 1998


     WHEREAS, the undersigned are holders ("Holders") of Series B 13%

Subordinated Notes due 2003 (the "Series B Notes") of DenAmerica Corp., a

Georgia corporation ("DenAmerica"), copies of which are attached as Exhibit

A hereto, issued pursuant to that certain Indenture (Series B Notes) dated

March 29, 1996 (the "Indenture") as amended by the Supplemental Indenture dated as of July 3, 1996 (the "Supplemental Indenture"), attached hereto as

Exhibit B (together, the Indenture and the Supplemental Indenture are referred to herein as the "Indenture"), between DenAmerica and State Street

Bank and Trust Company, as Trustee ("Trustee");


     WHEREAS, the Holders previously entered into a Consent and Agreement of

Holders of Series B Notes of DenAmerica Corp., dated as of September 30, 1997

(the "First Consent"), with respect to the matters set forth therein;


     WHEREAS, DenAmerica is entering into or consummating (i) an Asset

Purchase Agreement, dated January 27, 1998, among DenAmerica, Olajuwon

Holdings, Inc., and Akinola Olajuwon, as amended by the First Amendment to

Asset Purchase Agreement dazed March 16, 1998, substantially in the form attached as Exhibit C  hereto (together, the "Asset Purchase Agreement");

(ii) the exercise of the special repurchase option with respect to the

Senior




Subordinated Promissory Note originally issued July 3, 1996, and transferred in favor of' Donaldson, Lufkin & Jenrette Securities Corporation on February

12, 1998, as described in the documents attached as Exhibit D hereto (the

"Note Repurchase"); (iii) an Amendment and Limited Waiver dated March ___,

1998 among DenAmerica, the Banks set forth therein, and Banque Paribas, as

Agent, substantially in the form attached as Exhibit E hereto (the "Paribas

Consent"); and (iv) the Consent of CNL Entities dated as of March ___, 1998,

substantially in the form attached as Exhibit F hereto (the "CNL Consent").


     WHEREAS, the Holders are officers and/or directors of DenAmerica, or affiliates of such officers and/or directors, and as such will benefit from the transactions described in and contemplated by the Asset Purchase

Agreement, the Note Repurchase, the Paribas Consent, and the CNL Consent.

     WHEREAS, the Holders are familiar with the terms and conditions of the

Asset Purchase Agreement, the Note Repurchase, the Paribas Consent, the CNL

Consent, the Indenture, and the Series B Notes.


     NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the undersigned Holders, the undersigned Holders agree for the benefit DenAmerica and its affiliates as follows:


     1.  CONSENT AND APPROVAL.  Notwithstanding any provision of the Series

B Notes, or the Indenture, the undersigned Holders do hereby consent to and approve (i) the deferral of any




payments to the undersigned Holders due on March 29, 1998, under the terms of the Series B Notes, or the First Consent, including, without limitation, the deferral of any deferred interest which previously has been deferred under the First Consent, all until September 29, 1998 (the "Deferral"); (ii) the execution and delivery of the Asset Purchase Agreement, the Note Repurchase,

the Paribas Consent, the CNL Consent, and all transactions in connection with or relating to any such agreements; (iii) the waiver of (a) any "Default" or

"Event of Default", as those terms are defined in the Indenture, by

DenAmerica (b) any currently existing violations by DenAmerica of any of the provisions of the Indenture, including, without limitation, (A) the Article

IV Covenants of the Indenture, including, without limitation, the Limitation on Additional Indebtedness of Section 4.9 of the Indenture, the Limitation on

Investments of Section 4.10 of the Indenture, the Limitation on Mergers,

Sales, etc. of Section 4.11 of the Indenture, the Issuance of Equity

Securities of Section 4.13 of the Indenture, and the Financial Covenants of

Section 4.15 of the Indenture, and (B) the Article VIII Subordination

Provisions of the Indentures, as a result of the First Consent, the Deferral,

the Asset Purchase Agreement, the Note Repurchase, the Paribas Consent, the

CNL Consent, or any transactions in connection with or relating to such agreements, or any prior transactions of DenAmerica or its affiliates inconsistent with the provisions of the Indenture.


     2.  NOTICES.  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

          (a)  If to Holders:

               The address of Holders on the books
               and records of DenAmerica

          (b)  If to DenAmerica:

               DenAmerica Corp.
               7373 N. Scottsdale Road, Suite D-120
               Scottsdale, Arizona 85253
               Attention:  Jack M. Lloyd
               Phone:      (602) 483-7055
               Fax:        (602) 483-9592

               with a copy to:

               O'Connor, Cavanagh, Anderson,
               Killingsworth & Beshears, P.A.
               One East Camelback, Suite 1100
               Phoenix, Arizona 85012
               Attention: Robert S. Kant, Esq.
               Phone:     (602) 263-2606
               Fax:       (602) 263-2900


Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.


     3.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.




This Agreement shall become binding when one or more counterparts hereof,

individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.


     4.  PROVISIONS SEPARABLE.  The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


     5.  NUMBER OF DAYS.  In computing the number of days for purposes of this Agreement, all days shall be counted, including, but not limited to,

Saturdays, Sundays, and bank holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or bank holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday,

or bank holiday.


     6.  BINDING NATURE OF AGREEMENT; ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Nothing in this Agreement is intended to confer any rights or benefits to any third party.


     7.  ENTIRE AGREEMENT.  This Agreement together with the exhibits and schedules hereto contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     8.  CONTROLLING LAW; VENUE.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-

of-law provisions to the contrary. In the event there is any dispute arising under any provisions of this Agreement, whether in a court of law or otherwise, the parties agree that the venue for such dispute shall be in

Maricopa County, Arizona.


     9.  SCHEDULES AND EXHIBITS.  All Schedules and Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. The form of any such Schedule or Exhibit may be delivered by the parties after the execution of this Agreement and shall be as mutually agreed by the parties.


     10.  INDULGENCES, NOT WAIVERS.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this

Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege



preclude any other or further exercise of the same or of any other right,

remedy, power, or privilege, nor shall any waiver of any right, remedy,

power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.




     IN WITNESS WHEREOF, DenAmerica and the Holders have executed and delivered this Agreement as of the date first above written.



DENAMERICA:
----------


DENAMERICA CORP., a Georgia corporation


By: /s/ Todd S. Brown
    -----------------------------------

Name: Todd Brown
     ----------------------------------

Its: Vice President
     ----------------------------------



HOLDERS:
-------


/s/ Jack M. Lloyd
--------------------------------------
Jack M. Lloyd


/s/ Cathy L. Lloyd
--------------------------------------
Cathy L. Lloyd




/s/ William J. Howard
--------------------------------------
William J. Howard


/s/ Aileen W. Howard
--------------------------------------
Aileen W. Howard